UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 1, 2007
Nash-Finch Company
(Exact name of Registrant as specified in its charter)

Delaware	0-785	41-0431960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 France Avenue South, Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 832-0534
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Amendment to the Letter Agreement
Form of Change in Control Agreement
Press Release

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Chief Executive Officer Compensation
     Nash-Finch Company (“Nash Finch” or the “Company”) and Alec C. Covington entered into a letter agreement dated March 16, 2006 (the “Agreement”) summarizing the terms of his employment as Nash Finch’s President and Chief Executive Officer. A copy of the Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 18, 2006. The Company and Mr. Covington have agreed to amend certain terms of the Agreement (the “Amendment”) and the material terms of the Amendment are summarized below.
     Under the Agreement, Mr. Covington was granted 100,000 performance units under the Company’s 2000 Stock Incentive Plan. If Nash Finch satisfied the applicable annual performance criterion, 20% of these performance units would vest on each of the first five anniversaries of the grant date, May 1, 2006. Failure to satisfy the performance criterion on any anniversary date would result in the forfeiture of 20% of the performance units. In addition, in order to defray taxes in connection with the settlement of performance units, Mr. Covington was to receive a cash payment equal to 48% of the fair market value of the shares received in any settlement of performance units.
     On February 27, 2007, the Company cancelled the grant of the 100,000 performance units and replaced these with a grant of restricted stock units (the “RSUs”). In addition, the tax reimbursement feature was eliminated in favor of granting Mr. Covington additional RSUs with an approximate value equal to the tax reimbursement payments. As a result, pursuant to the Amendment, effective February 27, 2007, Mr. Covington will be granted a total of 152,500 RSUs under the Company’s 2000 Stock Incentive Plan. Two-fifths of these RSUs units will vest on the first anniversary of the grant date and one-fifth of these restricted stock units will vest on each of the second, third and fourth anniversaries of the grant date, assuming Mr. Covington’s continued employment with Nash Finch. The delivery of the shares will be deferred until six months after Mr. Covington’s employment with the Company ceases. The RSUs will immediately vest in full upon a change in control of the Company, or if Mr. Covington’s employment ends because of disability, death, termination by the Company without cause, or termination by Mr. Covington for “good reason” (generally because of a demotion, required relocation, or failure by the Company or a successor to comply with the Agreement and the Amendment).
     Under the Agreement, Mr. Covington is entitled to participate in all of the retirement and welfare benefit programs of the Company available to its other senior executives, including participation in the Company’s Supplemental Executive Retirement Plan (“SERP”). Under the Agreement, Mr. Covington’s SERP account would be credited each year with an amount equal to 20% of his base salary for that year, and credited each quarter with earnings on the average daily account balance at a rate equal to the quarterly equivalent of the average annual corporate bond yield for each month during the quarter, as reported by Moody’s Investor’s Service, Inc. Under the Agreement, Mr. Covington would have become 50% vested in his SERP account after five years’ participation and become an additional 10% vested each year thereafter. Pursuant to its designated authority, the Compensation Committee of the Board of Directors has opted to accelerate the vesting of Mr. Covington’s SERP account so that he will become fully vested each year when his account is credited.
     A copy of the Amendment is filed with this report as Exhibit 10.1.

Change in Control Agreements
     The Company previously entered into change in control agreements with certain of its current executive officers and with other key employees of Nash Finch and its subsidiaries, including Mr. Covington, Jeffrey E. Poore, the Company’s Executive Vice President, Supply Chain Management and Kathleen M. Mahoney, the Company’s Senior Vice President, Secretary & General Counsel. Absent a “change in control,” these agreements do not require Nash Finch to retain the executives or to pay them any specified level of compensation or benefits. These agreements remain in effect until December 31, 2007, and will automatically renew unless the Company gives the key employees ninety days advance notice of its intent to cancel these agreements. A form of this change in control agreement was filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2002.
     On February 27, 2007, the Committee approved a new form of Change in Control Agreement (“Revised CIC Agreement”). A significant change to the new form of Revised CIC Agreement is to change the amount of compensation due upon a triggering event from a multiple of the employee’s “Highest Monthly Compensation” (defined as 1/12 of the individual’s highest W-2 earnings during any consecutive twelve month period over the preceding 36 months), increased by amounts deferred or withheld in connection with Company-sponsored benefit or income deferral plans to a multiple of the 1/12 of the individual’s base pay plus short term bonus target. In addition, individuals are required to sign a Release of Claims as a prerequisite to receipt of benefits under the Revised CIC Agreement. A copy of the Revised CIC Agreement is filed with this report as Exhibit 10.2.
     On February 27, 2007, Mr. Covington agreed to cancel the change of control agreement that he previously entered into and to enter into the Revised CIC Agreement. Mr. Poore and Ms. Mahoney had previously agreed to cancel their change in control agreements and to enter into a Revised CIC Agreement following approval of the Revised CIC Agreement by the Committee. In the future, the Company expects that any new employee of the Company that is eligible to enter into a change of control agreement will execute the Revised CIC Agreement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Amendment to the Letter Agreement between Nash-Finch Company and Alec C. Covington dated February 27, 2007.

10.2	Form of Change in Control Agreement

99.1	Press Release issued by registrant dated March 1, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH-FINCH COMPANY
Date: March 1, 2007	By:	/s/ Kathleen M. Mahoney
		Name:	Kathleen M. Mahoney
		Title:	Senior Vice President, General Counsel and Secretary

NASH-FINCH COMPANY
EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
DATED MARCH 1, 2007

Exhibit No.	Description	Method of Filing

10.1	Amendment to the Letter Agreement between Nash-Finch Company and Alec C. Covington dated February 27, 2007.	Filed electronically herewith

10.2	Form of Change in Control Agreement	Filed electronically herewith

99.1	Press Release issued by registrant dated March 1, 2007	Filed electronically herewith